Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3MEF (File No. 333-286412), Forms S-3 (File Nos. 333-286663, 333-262893 and 333-267066) and Forms S-8 (File Nos. 333-264526; 333-267815; 333-268390; 333-268777; and 333-268778) of our report dated March 20, 2026, with respect to the consolidated financial statements of SUNation Energy, Inc. included in this Annual Report on Form 10-K  for the year ended December 31, 2025.

/s/ CBIZ CPAs P.C.

Melville, NY

March 20, 2026